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                                                                    Exhibit 99.1



                      MED DIVERSIFIED RELEASES STATEMENT


ANDOVER, Mass.--Aug. 21, 2003--Med Diversified, Inc., (PINK SHEETS: MDDVQ; "the Company") today announced it has received a subpoena as part of a formal inquiry by the Securities and Exchange Commission ("SEC"). Items requested in the subpoena include documents and materials, from 1997 to the present, relating to the Company's accounting and auditing matters; relationships with current and former financing sources and analysts; records of current and former directors and officers; various litigation matters; records of stock option and incentive plans; various press releases; various personnel records; and minutes from board of directors meetings. The Company is cooperating fully with the investigation.

As publicly disclosed in the Company's Form 10-K for the fiscal years ended March 31, 2003, and 2002, the SEC initiated an informal inquiry in August 2002.

The Company noted that the SEC, in a letter to the Company, stated: "This inquiry should not be construed as an indication by the Commission or its staff that any violation of law has occurred, nor should it be considered an adverse reflection on any person, entity or security."

ABOUT MED DIVERSIFIED

Med Diversified operates companies in various segments within the health care industry, including pharmacy, home infusion, management, clinical respiratory services, home medical equipment, home health services and other functions. For more information, see http://www.meddiversified.com.

Statements in this news release relating to management's expectations, intentions or beliefs concerning future plans, expectations, events and performance are "forward looking" within the meaning of the federal securities laws. These forward-looking statements include assumptions, beliefs and opinions relating to the Company's business strategy, management's ability to satisfy industry and consumer needs with its products and services, and health care industry trends. Management's forward-looking statements further assume that (i) the Company and its subsidiaries achieve their budgeted revenue, EBITDA and other financial objectives, (ii) the Company is able to enter into new managed care agreements and maintain existing managed care contracts, (iii) the Company will be able to successfully develop and execute on its strategic relationships, and (iv) the Company is able to complete, obtain approval of and consummate our Plan of Reorganization. Many known and unknown risks, uncertainties and other factors, including general economic conditions and risk factors detailed from time to time in news releases and the Company's filings with the Securities and Exchange Commission, may cause these forward-looking statements to be incorrect in whole or in part. The investor should review such public filings to get a comprehensive picture and analysis of all conditions and circumstances. The Company expressly disclaims any intent or obligation to update any forward-looking statements, including, without limitation, statements regarding potential litigation. Actual results or events could differ materially from those anticipated in the forward-looking statements due to a variety of factors set out above, including, without limitation, integration of business and management associated with the Company's business relationships and acquisitions, acceptance by customers of the Company's products and services, competition in the health care market, government regulation of health care, results of governmental performance reviews of the Company's services, potential litigation, the Company's limited operating history, the Company's bankruptcy status and outcomes in the bankruptcy case, general economic conditions, availability of capital and other factors.


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Similarly, these and other factors, including the terms of any Plan of
Reorganization ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of our constituencies. A plan of reorganization could result in holders of Med Diversified common stock receiving no value for their interests. Further, the Company could be adversely affected by the ongoing effects of bankruptcy on patients, payors, vendors and employees. Because of such possibilities, the value of the common stock is highly speculative. Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

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FOR MORE INFORMATION:
Sarah Welch
Med Diversified, Inc.
(978) 323-2543
contact@meddiv.com